EXHIBIT 21.1

COMPUWARE CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
AS OF MARCH 31, 2014

NAME	JURISDICTION OF INCORPORATION

Compuware A.B.	Sweden
Compuware AG	Switzerland
Compuware Austria GmbH	Austria
Compuware A/S	Denmark
Compuware Asia Pacific Limited	Hong Kong
Compuware Asia Pacific Pte. Ltd.	Singapore
Compuware Asia-Pacific Pty. Ltd	Australia
Compuware Corporation of Canada	Canada
Compuware (Shanghai) Software Services Co. Ltd.	China
Compuware de Mexico	Mexico
Compuware do Brasil S/A	Brazil
Compuware Finland OY	Finland
Compuware GmbH	Germany
Compuware India Software Operations Private Ltd.	India
Compuware International I LLC	Michigan
Compuware Ireland Ltd.	Ireland
Compuware Japan Corporation	Japan
Compuware Korea	Korea
Compuware Ltd.	United Kingdom
Compuware Malaysia Sdn. Bhd.	Malaysia
Compuware N.A. Holdings Corp.	Michigan
Compuware Nordic AS	Norway
Compuware NV/SA	Belgium
Compuware Overseas Holding Corporation	Michigan
Compuware S.A.	Spain
Compuware S.A.R.L.	France
Compuware Sp. Z.o.o	Poland
Compuware SpA	Italy
Compuware System Software B.V.	Netherlands
Compuware Ventures, LLC	Michigan
Covisint Corporation	Michigan
Covisint GmbH	Germany
Covisint Software Services (Shanghai) Co. Ltd.	China
dynaTrace Software GmbH	Austria